UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Shipyards Corporation ("Todd" or the "Company") announced today that the U.S. Navy has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $7,084,130 modification to previously awarded contract (N00024-00-C-8514). This modification represents the exercise of an option for the dry docking ship repair availability of the USS Rodney M. Davis (FFG-60) ("Davis"). Work will be performed in Seattle and is expected to be completed by April 2004.

The overhaul of the Davis will be performed pursuant to the Combatant Maintenance Team Contract ("CMT") the Company has with the Navy for the repair and maintenance of surface combatant class vessels (frigates and destroyers) stationed in the Puget Sound area. The five year, cost-type contract was awarded during the first quarter of fiscal year 2001 by the Navy. Work on this contract is being performed primarily in the Company's Seattle shipyard.




Item 7.  Financial Statements and Exhibits

(c) Exhibits

28-1 Press Release dated December 30, 2003



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 30, 2003.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel